Exhibit 22

GUARANTOR SUBSIDIARIES OF HEICO CORPORATION

As of August 25, 2025, the following subsidiaries of HEICO Corporation are guarantors of the Company’s 5.25% Senior Notes due 2028 and 5.35% Senior Notes due 2033:

Name	Name
16-1741 Property, Inc.	Conxall Corporation
26 Ward Hill Property, LLC	CSI Aerospace, Inc.
3 McCrea Property Company, LLC	dB Control Corp.
34 Freedom Court, Corp.	Decavo LLC
3D Plus U.S.A., Inc.	Dielectric Sciences, Inc.
60 Sequin LLC	Dixie Aerospace, LLC
8929 Fullbright Property, LLC	Dukane Seacom, Inc.
Absolute Aviation Services, LLC	Engineering Design Team, Inc.
Accessory Technologies Corporation	Fortner Eng. & Mfg. Inc.
Accurate Metal Machining, Inc.	Future Aviation, Inc.
Action Research Corporation	Harter Aerospace, LLC
Aero-Glen International, LLC	HEICO Aerospace Corporation
AeroAntenna Technology, Inc.	HEICO Aerospace Holdings Corp.
AeroDesign, Inc.	HEICO Aerospace Parts Corp.
AeroELT, LLC	HEICO East Corporation
Aerospace & Commercial Technologies, LLC	HEICO Electronic Technologies Corp.
Aerospace Coatings International, LLC	HEICO Flight Support Corp.
Air Cost Control US, LLC	HEICO Parts Group, Inc.
Aircraft Technology, Inc.	HEICO Repair Group Aerostructures, LLC
Analog Modules, Inc.	HEICO Repair, LLC
Apex Holding Corp.	HETC I, LLC
Apex Microtechnology, Inc.	HETC II Corp.
ASC International, Inc.	HETC III, LLC
Astro Property, LLC	HETC IV, LLC
Astroseal Products Mfg. Corporation	HETC V, LLC
Aviatron, Inc.	HETC VIII, LLC
Bay Equipment Corp.	HETC IX, LLC
Bernier Connect USA, Inc.	HFSC III Corp.
Blue Aerospace LLC	HFSC IV Corp.
Camtronics, LLC	HFSC V, LLC
Capewell Aerial Systems LLC	HFSC VI, LLC
Capewell Property, LLC	HFSC VII, LLC
Carbon by Design Corporation	HFSC VIII, LLC
Carbon by Design LLC	HFSC XI Corp.
Charter Engineering, Inc.	HFSC XII, LLC
Connectronics Corp.	HFSC XIII, LLC

Name	Name
HNW2 Building Corp.	Reinhold Industries, Inc.
HNW Building Corp.	Research Electronics International, L.L.C.
HVT Group, Inc.	Ridge Engineering, LLC
ICS Aero, LLC	Ridge HoldCo, LLC
Inertial Airline Services, Inc.	Robertson Fuel Systems, L.L.C.
Intelligent Devices, LLC	Rocky Mountain Hydrostatics, LLC
IRCameras LLC	Rosen Aviation, LLC
Ironwood Electronics, Inc.	Santa Barbara Infrared, Inc.
Jet Avion Corporation	Seal Dynamics LLC
Jetseal, Inc.	Seal Q Corp.
Kitco, LLC	Sensor Systems, Inc.
Leader Tech, Inc.	Sensor Technology Engineering, LLC
LLP Enterprises, LLC	Sierra Microwave Technology, LLC
LPI Industries Corporation	Silver Wings Aerospace, Inc.
Lucix Corporation	Solid Sealing Technology, Inc.
Lumina Power, Inc.	Soundair Repair Group, LLC
Marway Power Systems, Inc.	Specialty Silicone Products, Inc.
McClain International, Inc.	Sunshine Avionics LLC
Midwest Microwave Solutions, Inc.	Switchcraft Holdco, Inc.
Mid Continent Controls, Inc.	Switchcraft, Inc.
Millennium International, L.L.C.	The Bechdon Company, LLC
Niacc-Avitech Technologies Inc.	Thermal Energy Products, Inc.
Northwings Accessories Corp.	Thermal Structures, Inc.
Optical Display Engineering, Inc.	Trad Tests & Radiations, Inc.
Optical Display Engineering, LLC	Transformational Security, LLC
Paciwave, Inc.	TSID Holdings, LLC
PHS / MWA	TTT-Cubed, Inc.
Pioneer Industries, LLC	Turbine Kinetics, Inc.
Prime Air, LLC	Wencor Acquisition, Inc.
Pyramid Semiconductor Corp.	Wencor Defense Intermediate Holdco, LLC
Quell Corporation	Wencor Defense, LLC
R.H. Laboratories, Inc.	Wencor Group, LLC
Radiant Power Corp.	Wencor Investment I, LLC
Radiant Power IDC, LLC	Wencor MRO, LLC
Radiant-Seacom Repairs Corp.	Wencor Parent, Inc.
Ramona Research, Inc.	Wencor, LLC
Reinhold Holdings, Inc.